                                   EXHIBIT C

                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                AMENDED AND RESTATED CONVERTIBLE NOTE AND WARRANT
                               PURCHASE AGREEMENT

                          DATED AS OF JANUARY 15, 2003

                                      AMONG

                           VITALSTREAM HOLDINGS, INC.

                                       AND

                        THE PURCHASERS REFERRED TO HEREIN
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                               TABLE OF CONTENTS

                                                                                                                   Page
SECTION 1.      DEFINITIONS.....................................................................................     1
       1A.      Definitions.....................................................................................     1

SECTION 2.      AUTHORIZATION AND CLOSINGS......................................................................    12
       2A.      Authorization, Purchase and Sale of the Initial Convertible Notes and Warrants..................    12
       2B.      Authorization, Purchase and Sale of the Subsequent Convertible Notes............................    13
       2C.      The Closings....................................................................................    13

SECTION 3.      CONDITIONS OF EACH PURCHASER'S OBLIGATIONS AT THE CLOSINGS......................................    14
       3A.      Conditions of each Purchaser's Obligations at Each Closing......................................    14
       3B.      Additional Conditions of each Purchaser's Obligations at the Initial Closing....................    16
       3C.      Additional Conditions of each Purchaser's Obligations at the Subsequent Closing if the Initial
                Closing has not been Consummated................................................................    16
       3D.      Additional Conditions of each Purchaser's Obligations at the Subsequent Closing if the Initial
                Closing has been Consummated....................................................................    17

SECTION 4.      CONDITIONS OF VITALSTREAM'S OBLIGATIONS AT THE CLOSINGS.........................................    18
       4A.      Conditions of VitalStream's Obligations at each Closing.........................................    18
       4B.      Additional Conditions of VitalStream's Obligations at the Subsequent Closing if the Initial
                Closing has not been Consummated................................................................    19
       4C.      Additional Conditions of VitalStream's Obligations at the Subsequent Closing if the Initial
                Closing has been Consummated....................................................................    19

SECTION 5.      COVENANTS.......................................................................................    19
       5A.      Reservation of Common Stock and Series A Preferred..............................................    19
       5B.      Intellectual Property Rights....................................................................    20
       5C.      Restrictive Covenants...........................................................................    20
       5D.      Compliance with Agreements......................................................................    26
       5E.      Current Public Information......................................................................    26
       5F.      Information Rights..............................................................................    27
       5G.      Public Disclosures..............................................................................    27
       5H.      Post-Closing Certifications and Deliveries......................................................    27

SECTION 6.      NATURE OF RESTRICTED SECURITIES; TRANSFER OF RESTRICTED SECURITIES; GENERAL TRANSFER PROCEDURE..    27
       6A.      General Provisions..............................................................................    27
       6B.      Opinion Delivery................................................................................    28
       6C.      Rule 144A.......................................................................................    28
       6D.      Legend Removal..................................................................................    28

SECTION 7.      REPRESENTATIONS AND WARRANTIES OF VITALSTREAM...................................................    28

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
       7A.      Approval and Consents; Authorization; No Breach.................................................    29
       7B.      Capital Stock and Related Matters...............................................................    29
       7C.      Issuance and Commitment of the Convertible Notes and Warrants...................................    31
       7D.      Investment Company..............................................................................    31
       7E.      Margin Securities...............................................................................    31
       7F.      Representations and Warranties of VitalStream in the Asset Purchase Agreement...................    31

SECTION 8.      [INTENTIONALLY DELETED].........................................................................    31

SECTION 9.      MISCELLANEOUS...................................................................................    31
       9A.      Commitment Fee; Expenses........................................................................    31
       9B.      Remedies; Survival of Representations, Warranties and Covenants; Indemnification................    32
       9C.      Purchaser's Representations; Legends............................................................    33
       9D.      Entire Agreement................................................................................    35
       9E.      Successors and Assigns..........................................................................    35
       9F.      Counterparts....................................................................................    36
       9G.      Descriptive Headings; Interpretation............................................................    36
       9H.      Notices; Business Days..........................................................................    36
       9I.      Consent to Amendments and Waivers...............................................................    36
       9J.      Severability....................................................................................    37
       9K.      No Strict Construction..........................................................................    37
       9L.      Incorporation of Annexes, Schedules and Exhibits................................................    38
       9M.      Registered Holders; Ownership...................................................................    38
       9N.      Consideration for Warrants and Notes............................................................    38
       9O.      Understanding Among the Purchasers..............................................................    38
       9P.      GOVERNING LAW...................................................................................    38
       9Q.      JURISDICTION AND VENUE..........................................................................    39
       9R.      WAIVER OF RIGHT TO JURY TRIAL...................................................................    39

                         ANNEXES, SCHEDULES AND EXHIBITS

                                     ANNEXES

Annex 1          --        Schedule of Purchasers

                                    SCHEDULES

Schedule 7A      --        Approval and Consents
Schedule 7B      --        Capital Stock and Related Matters

                                    EXHIBITS

Exhibit A        --        Form of Guaranty
Exhibit B        --        Form of Convertible Note
Exhibit C        --        Form of Investor Rights Agreement
Exhibit D        --        Form of Registration Agreement
Exhibit E        --        Form of VitalStream Counsel Opinion
Exhibit F        --        Form of Warrant
Exhibit G        --        Form of Certificate of Designation

      AMENDED AND RESTATED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

                  AMENDED AND RESTATED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, dated as of January 15, 2003 (this "Agreement"), by and among VitalStream Holdings, Inc., a Nevada corporation ("VitalStream"), and the Persons listed on Annex 1 attached hereto (such Persons shall be collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Unless otherwise indicated herein, capitalized terms used in this Agreement have the meanings set forth in Section 1 of this Agreement.

                  WHEREAS, reference is made to that certain Amended and Restated Asset Purchase Agreement, dated as of the date hereof, by and among VitalStream, VitalStream Broadcasting Corporation (the "Buyer"), Epoch Hosting, Inc. ("Hosting") and Epoch Networks, Inc. ("Networks") (as amended and modified from time to time, the "Asset Purchase Agreement").

                  WHEREAS, reference is made to that certain Convertible Note Purchase Agreement, dated as of November 1, 2002 (the "Original Note Purchase Agreement"), by and among VitalStream, Buyer, Hosting and Networks.

                  WHEREAS, VitalStream, Buyer, Hosting and Networks acknowledge and agree that the Initial Closing under the Original Note Purchase Agreement was consummated on November 26, 2002.

                  WHEREAS, VitalStream, Buyer, Hosting and Networks desire to enter into this Agreement in order to amend and restate the Original Note Purchase Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree that the Original Asset Purchase Agreement shall be amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

                  Section 1. Definitions.

                  1A.      Definitions. For the purposes of this Agreement, the
following terms have the meanings set forth below:

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Agreement" has the meaning set forth in the preamble of this Agreement.

                  "AKKAD Agreement" means the Stockholders and Registration Rights Agreement, dated as of August 9, 2000, by and among VitalStream, Inc., Paul Summer, Philip

Kaplan and the Series B Holders (as defined therein), as assumed by VitalStream, as amended, modified, restated, superseded or replaced from time to time.

                  "Articles of Incorporation" means the Articles of Incorporation of VitalStream, as amended, modified, restated, superseded or replaced from time to time.

                  "Asset Purchase Agreement" has the meaning set forth in the preamble of this Agreement.

                  "Authorized VitalStream Acquisition Transaction" means a VitalStream Acquisition Transaction which (i) the Board of Directors has determined, in its good faith judgment, to be fair and in the best interest of all of the securityholders of VitalStream and (ii) has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors.

                  "Authorized VitalStream Sale Transaction" means a VitalStream Sale Transaction in which either (i) the consideration to be paid consists solely of Cash Consideration, (ii) each of the following conditions have been satisfied: (a) the Board of Directors has determined, in its good faith judgment, to be fair and in the best interest of all of the securityholders of VitalStream, (b) has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors, (c) after giving effect to such VitalStream Sale Transaction, the Net Worth of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction is equal to or greater than the Net Worth of VitalStream immediately prior to the consummation of such VitalStream Sale Transactions, (d) after giving effect to such VitalStream Sale Transaction, the Indebtedness to Equity Ratio of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction less than or equal to 0.35, and (e) after giving effect to such VitalStream Sale Transaction, the Current Ratio of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction is equal to or greater than 1.6 or (iii) the acquiring Person in such VitalStream Sale Transaction shall, immediately prior to the consummation of such VitalStream Sale Transaction, (a) have securities listed on a major national or international stock exchange and (b) have a public market capitalization of at least $1,000,000,000.

                  "Average Monthly Cash Flow" means, with respect to any period of any Person, the sum of the Cash Flow of such Person for each month (and pro rata portion thereof) during such period divided by the number of months (and pro rata portion thereof) in such period.

                  "Board of Directors" means the board of directors of VitalStream.

                  "Buyer" has the meaning set forth in the preamble of this Agreement.

                  "Cash" means cash and cash equivalents (including marketable securities and short term Investments).

                  "Cash Consideration" means cash and Marketable Securities.

                  "Cash Flow" means, with respect to any period of any Person,
(i) the sum of each of the following for such Person and all Subsidiaries of such Person on a consolidated basis for such period, to the extent applicable, without duplication, (a) net income or loss (excluding extraordinary or non-recurring items) after Taxes and interest plus (b) depreciation expense minus (ii) the sum of each of the following for such Person and all Subsidiaries of such Person on a consolidated basis for such period, to the extent applicable, without duplication, (a) changes in net working capital (which change for purposes hereunder shall be a positive number for an increase in net working capital and a negative number for a decrease in net working capital) plus (b) changes in fixed assets (which change for purposes hereunder shall be a positive number for an increase in fixed assets and a negative number for a decrease in fixed assets) plus (c) the amount of payments and prepayments of principal on any Indebtedness for borrowed money or any Indebtedness evidenced by any Debt Security minus (iii) the amount of proceeds of any Debt Security issued in substitution for, or exchange of, Indebtedness for borrowed money, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice. For the avoidance of any doubt, the parties hereto hereby agree that the calculation of Cash Flow as described immediately above shall be done in accordance with the methodology set forth in Chapter 13 of the text Corporate Finance: A Valuation Approach by Simon Benninga and Oded Sarig.

                  "Certificate of Designation" means the Certificate of Designation, setting forth, among other matters, the rights, preferences and privileges of the Series A Preferred, in the form of Exhibit G attached hereto.

                  "Claim" means any action, claim, lawsuit, demand, suit, charge, complaint, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing Date" has the meaning set forth in Section 2C of this Agreement.

                  "Closing" has the meaning set forth in Section 2C of this Agreement.

                  "Common Stock" means VitalStream's Common Stock, par value $0.001 per share, and any capital stock of any class of VitalStream (other than any Preferred Equity Securities or the Series A Preferred) hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of VitalStream.

                  "Commitment Fee" has the meaning set forth in Section 9A of this Agreement.

                  "Convertible Notes" means the Initial Convertible Notes and Subsequent Convertible Notes.

                  "Current Ratio" means, with respect to any Person as of any date, the ratio of (i) the aggregate amount of all current assets of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date divided by (ii) the aggregate amount of all current Liabilities of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

                  "Debt Security" means any note, bond, debenture or other instrument or security evidencing Indebtedness.

                  "Dolphin" means Dolphin Equity Partners, L.P.

                  "Dolphin Director Notice" has the meaning set forth in Section 5C of this Agreement.

                  "Dolphin Fund II" means Dolphin Communications Fund II, L.P. and Dolphin Communications Parallel Fund II (Netherlands), L.P.

                  "Dolphin Director" has the meaning set forth in the Investor Rights Agreement.

                  "Equity Security" means (i) any capital stock or other equity security, (ii) any security directly or indirectly convertible into or exchangeable for any capital stock or other equity security or security containing any profit participation features, (iii) any warrants, options or other rights, directly or indirectly, to subscribe for or to purchase any capital stock, other equity security or security containing any profit participation features or directly or indirectly to subscribe for or to purchase any security directly or indirectly convertible into or exchangeable for any capital stock or other equity security or security containing profit participation features, or (iv) any stock appreciation rights, phantom stock rights or other similar rights.

                  "Fair Market Value" means the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset, as determined jointly by VitalStream and the holders of a majority of the Underlying Common Stock. If such parties are unable to reach agreement within a reasonable period of time, such "Fair Market Value" shall be determined by an independent appraiser experienced in valuing such type of asset jointly selected by VitalStream and the holders of a majority of the Underlying Common Stock. The determination of such appraiser shall be final and binding upon the parties and VitalStream shall pay the fees and expenses of such appraiser. Notwithstanding the foregoing, the "Fair Market Value" of any security listed on any securities exchange or quoted in the NASDAQ System (including the proposed Bulletin Board Exchange) or the over-the-counter market shall be the "Market Price".

                  "Fully Diluted Outstanding Common Stock" has the meaning set forth in the Convertible Notes.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

                  "Governmental Entity" means individually, and "Governmental Entities" means collectively, the United States of America, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court.

                  "Guarantee" means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the Ordinary Course of Business.

                  "Guaranty" means that certain Guaranty, dated as of the Initial Closing Date or, if there is no Initial Closing, the Subsequent Closing Date, by and among VitalStream, the VitalStream Subsidiaries and the Purchasers, in the form of Exhibit A attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Holdings" means Epoch Holdings, Inc., a Delaware corporation.

                  "Holdings Executive Officer" means any current or former executive officer of Holdings or any of its Subsidiaries or any employee of Holdings or any of its Subsidiaries with a title of "Director" or "Vice-President" (or any equivalent title indicating a position of similar or greater authority and responsibility).

                  "Hosting" has the meaning set forth in the preamble of this Agreement.

                  "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any Debt Security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities incurred in the Ordinary Course of Business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness Guaranteed in any manner by a Person (including, without limitation, guaranties in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases and
(vii) any indebtedness secured by a Lien on a Person's assets.

                  "Indebtedness to Equity Ratio" means, with respect to any Person as of any date, the quotient of (i) the aggregate amount of Indebtedness of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date divided by (ii) the aggregate amount of stockholders equity of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

                  "Indemnitees" has the meaning set forth in Section 9B of this Agreement.

                  "Initial Closing Date" has the meaning set forth in Section 2C of this Agreement.

                  "Initial Closing" has the meaning set forth in Section 2C of this Agreement.

                  "Initial Convertible Notes" means those certain 10% Convertible Promissory Notes of VitalStream issued at the Initial Closing pursuant to this Agreement, in the form of Exhibit B attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Initial Financing Amount" has the meaning set forth in
Section 2A(ii) of this Agreement.

                  "Intellectual Property Rights" means all (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, logos, slogans, corporate names, Internet domain names and registrations and applications for registration thereof, together with all of the goodwill associated therewith (and all translations, adaptations, derivations and combinations of the foregoing); (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software (including, but not limited to, source code and executable code), data, databases and documentation thereof;
(vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, customer accounts, identifying information regarding customers, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information); (vii) domain names, (viii) other intellectual property or proprietary rights; and (ix) copies and tangible embodiments thereof (in whatever form or medium).

                  "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any Debt Securities, Equity Securities, obligations, instruments or ownership interests (including partnership interests and joint venture interests) of any other Person or any other Person's business and (ii) any capital contribution by such Person to any other Person.

                  "Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of the Initial Closing Date or, if there is no Initial Closing, the Subsequent Closing Date, by and among VitalStream and the securityholders of VitalStream referred to therein, in the form of Exhibit C attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Knowledge" except as otherwise provided expressly herein, means the actual knowledge or awareness of a Person (which shall include the actual knowledge and awareness of the executive officers and directors of such Person and any of such Person's Subsidiaries) after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                  "Laws" means all constitutions, statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Governmental Entity.

                  "Legal Requirement" means any requirement arising under any action, Law, treaty, rule or regulation, determination or direction of an arbitrator or Governmental Entity.

                  "Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether assert or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability or obligation for Taxes.

                  "Liens" means any mortgage, pledge, restriction, security interest, encumbrance, option, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against VitalStream or any of the VitalStream Subsidiaries, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to VitalStream or any of the VitalStream Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

                  "Losses" has the meaning set forth in Section 9B of this Agreement.

                  "Market Price" of any security means either (i) if such security is listed on an exchange, the average closing price of such security on the principal exchange on which such security is listed, or, if there has been no sales on such exchange on any day, the closing price of such security on the principal exchange on the most recent day on which sales have taken place on such exchange or (ii) if such security is not listed on an exchange but is quoted in the NASDAQ System or on the domestic over-the-counter market as reported by the National Quotation Bureau, the average of the closing sales prices as reported by the NASDAQ System or the National Quotation Bureau, as applicable, in each case over a period of five (5) days consisting of the day as of which the "Market Price" is being determined and the four (4) consecutive business days prior to such day on which trades were reported in such security. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the Fair Market Value thereof.

                  "Marketable Securities" means securities (i) issued by an issuer with a public float equal to or greater than $500,000,000; (ii) that are of a class of securities listed on a major national or international stock exchange or the Nasdaq National Market; (iii) that constitute, in the aggregate, not more than 3.0% of the outstanding securities of such class; (iv) that are or were issued to the Purchasers in a transaction registered under the Securities Act, or the resale of which by such Purchasers is registered under the Securities Act, and are otherwise freely tradable by such Purchasers without restriction under applicable federal and state securities Laws; and (v) for which the product of (a) the weekly trading volume for such securities for the five (5) business days ending immediately prior to the date of consummation of an Authorized VitalStream Sale Transaction for which such securities are to be issued, multiplied by, (b) four (4), is greater than the aggregate number of shares of securities issued by such issuer as consideration for the Authorized VitalStream Sale Transaction for which such securities are being issued.

                  "Networks" has the meaning set forth in the preamble of this Agreement.

                  "Net Worth" means, with respect to any Person as of any date, the difference of (i) the aggregate amount of all assets of such Person and all Subsidiaries of such Person on a consolidated basis as of such date minus (ii) the aggregate amount of all Liabilities of such Person and all Subsidiaries of such Person on a consolidated basis as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

                  "Officer's Certificate" means a certificate signed by VitalStream's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Other Company Securities" has the meaning set forth in the Convertible Notes.

                  "Permitted Liens" means (i) Tax Liens with respect to Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, consistently applied; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations; (iii) mechanics', materialmen's or contractors' Liens created by statute securing payment for amounts not yet due and payable; (iv) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (v) Liens on a bank account containing $300,000 (plus interest) necessary to secure the $300,000 letter of credit the Buyer is required to establish in order to be able to assume the Los Angeles Lease Agreement (as defined in the Asset Purchase Agreement).

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a Governmental Entity.

                  "Preferred Equity Securities" has the meaning set forth in the Convertible Notes.

                  "Preferred Stock" means VitalStream's Preferred Stock, par value $0.001 per share, as more fully described in the Articles of Incorporation.

                  "Purchasers" has the meaning set forth in the preamble of this Agreement.

                  "Registration Agreement" means that certain Registration Agreement, dated as of the Initial Closing Date, or if there is no Initial Closing, the Subsequent Closing Date, by and among VitalStream and the Purchasers, in the form of Exhibit D attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Restricted Securities" means (i) the Convertible Notes, (ii) the Warrants, (iii) the Equity Securities issued or issuable, directly or indirectly, upon conversion of the Convertible Notes, (iv) the Common Stock issued or issuable upon exercise of the Warrants, (v) the Common Stock issued as payment of the Commitment Fee and (vi) any securities issued with respect to the securities referred to in clauses (i), (ii), (iii), (iv) or (v) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or become eligible for sale pursuant to Rule 144(k) adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 9C of this Agreement have been delivered by VitalStream in accordance with Section 6 of this Agreement. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from VitalStream, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 9C of this Agreement.

                  "Rule 144" means Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal Law then in force and the rules promulgated thereunder.

                  "Securities and Exchange Commission" means the Securities and Exchange Commission and any Governmental Entity succeeding to the functions thereof.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal Law then in force and the rules promulgated thereunder.

                  "Series A Preferred" means the 2002 Series A Preferred Stock, $0.001 par value, of VitalStream having the rights and preferences set forth in the Certificate of Designation.

                  "Subsequent Convertible Notes" means those certain 10% Convertible Promissory Notes of VitalStream issued at the Subsequent Closing pursuant to this Agreement in the form of Exhibit B attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, income, license, payroll, wage or other withholding, employment, unemployment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

                  "Transaction Agreements" means this Agreement, the Notes, the Guaranty, the Certificate of Designation, the Warrants, the Investor Rights Agreement, the Registration Agreement, the Asset Purchase Agreement and all other agreements and instruments contemplated by each of the foregoing to which VitalStream or any of the VitalStream Subsidiaries is a party other than the Customer Migration Agreement (as defined in the Asset Purchase Agreement), the Colocation Agreement (as defined in the Asset Purchase Agreement) and the Master Access Agreement (as defined in the Asset Purchase Agreement).

                  "Underlying Common Stock" means (i) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Convertible Notes, (ii) the Common Stock issued or issuable upon exercise of the Warrants, (iii) the Common Stock issued or issuable in connection with the Commitment Fee, and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, (a) any Person who holds Convertible Notes shall be deemed to be the holder of the Underlying Common Stock issuable, directly or indirectly, upon conversion of such Convertible Notes regardless of any restriction or limitation on the conversion of such Convertible Notes and (b) any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock issuable upon exercise of such Warrants regardless of any restriction or limitation on the exercise of such Warrants, and, with respect to both clauses (a) and (b) above, such Underlying Common Stock shall be deemed to be in existence and such Person shall be entitled to exercise the rights of a holder of such Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (1) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (2) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or (3) repurchased by VitalStream or any VitalStream Subsidiary.

                  "VitalStream" has the meaning set forth in the preamble to this Agreement.

                  "VitalStream Counsel Opinion" shall mean an opinion of Stoel Rives, LLP, counsel to VitalStream, substantially in the form attached hereto as Exhibit E.

                  "VitalStream Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, Liabilities, condition (financial or otherwise), operating results, prospects, cash flow, net worth or employee, customer or supplier relations of VitalStream and the VitalStream Subsidiaries taken as a whole.

                  "VitalStream Acquisition Transaction" means (i) the acquisition by VitalStream or any VitalStream Subsidiary of a Person who is not an Affiliate of VitalStream or a substantial portion of the business of such Person by means of any transaction or series of related transactions, including
(a) any merger, consolidation or other similar transaction, involving VitalStream or any VitalStream Subsidiary and such Person (and its Affiliates) that, if consummated, would result in the securityholders of VitalStream immediately prior to the consummation of such merger, consolidation or other similar transaction, directly or indirectly, owning more than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the surviving Person of such merger, consolidation or other similar transaction, (b) the acquisition by VitalStream or any VitalStream Subsidiary of Equity Securities or Debt Securities of such Person or (c) the acquisition by VitalStream or any VitalStream Subsidiary of the assets of such Person and (ii) VitalStream or any VitalStream Subsidiary entering into a joint venture with a Person who is not an Affiliate of VitalStream.

                  "VitalStream Sale Transaction" means the acquisition of VitalStream or any VitalStream Subsidiary or a substantial portion of the business of VitalStream or any VitalStream Subsidiary by a Person who is not an Affiliate of VitalStream by means of any transaction or series of related transactions, including (i) any merger, consolidation or other similar transaction, involving VitalStream or any VitalStream Subsidiary and such Person (and its Affiliates) that, if consummated, would result in the securityholders of VitalStream immediately prior to the consummation of such merger, consolidation or other similar transaction, directly or indirectly, owning less than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the surviving Person of such merger, consolidation or other similar transaction, (ii) the issuance of Equity Securities or Debt Securities by VitalStream or any VitalStream Subsidiary to such Person (and its Affiliates) or the acquisition by such Person (and its Affiliates) of Equity Securities or Debt Securities of VitalStream or any VitalStream Subsidiary representing more than 50% of the voting power of the outstanding Equity Securities and Debt Securities of VitalStream or such VitalStream Subsidiary, (iii) any tender or exchange offer that, if consummated, would result in such Person and its Affiliates owning Equity Securities or Debt Securities of VitalStream or any VitalStream Subsidiary representing more than 50% of the voting power of the outstanding Equity Securities or Debt Securities of VitalStream or such VitalStream Subsidiary or (iv) the sale of all or substantially all of the assets of VitalStream or any VitalStream Subsidiary followed by a liquidation of VitalStream or such VitalStream Subsidiary.

                  "VitalStream Subsidiaries" shall mean the Subsidiaries of VitalStream.

                  "Warrants" shall mean those certain Common Stock Purchase Warrants of VitalStream issued pursuant to this Agreement, in the form of Exhibit F attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

                  Section 2. Authorization and Closings.

                  2A.      Authorization, Purchase and Sale of the Initial
Convertible Notes and Warrants.

                  (i) VitalStream has duly authorized the issuance and sale, pursuant to the terms of this Agreement, of the Initial Convertible Notes and the Warrants. The Initial Convertible Notes are, subject to the terms of the Initial Convertible Notes, convertible into shares of Common Stock, Series A Preferred, Preferred Equity Securities and Other Company Securities. The Warrants are exercisable for shares of Common Stock.

                  (ii) At any time during the period (the "Initial Financing Period") beginning on the date fifteen (15) business days after the date hereof and ending on the day immediately prior to the date of the consummation of the transactions contemplated by the Asset Purchase Agreement, subject to the terms and conditions of this Agreement, at the Initial Closing, VitalStream shall have the one-time right (the "Initial Financing Put Right") to require the Purchasers to purchase, in the aggregate, no less than $150,000 and no more than $409,167.67 principal amount of Initial Convertible Notes. If VitalStream chooses to exercise its Initial Financing Put Rights, VitalStream shall deliver a notice (a "Initial Financing Put Notice") to each Purchaser between the date hereof and the date that is fifteen (15) business days prior to the day immediately prior to the date of the consummation of the transactions contemplated by the Asset Purchase Agreement setting forth the date (the "Initial Closing Date") on which such issuance shall be consummated (which date shall be no less than fifteen (15) business days after the date of the receipt by the Purchasers of such Initial Financing Put Notice and no later than the day immediately prior to the date of the consummation of the transactions contemplated by the Asset Purchase Agreement) and the aggregate principal amount of Initial Convertible Notes (the "Initial Financing Amount") to be purchased by the Initial Purchasers on the Initial Closing Date. In no event may the Initial Closing occur after the day immediately prior to the date of the consummation of the transactions contemplated by the Asset Purchase Agreement.

                  (iii) If VitalStream elects to exercise its Initial Financing Put Rights, subject to the terms and conditions of this Agreement, at the Initial Closing, VitalStream shall issue and sell to each Purchaser and each Purchaser shall purchase from VitalStream: (i) an Initial Convertible Note in the principal amount equal to the product of (a) the Initial Financing Amount multiplied by (b) the percentage set forth opposite such Purchaser's name on Annex 1 attached hereto under the heading "Pro Rata Share of Initial Financing Amount" for a price equal to such principal amount and (ii) for no additional consideration, a Warrant to purchase a number of shares of Common Stock calculated in accordance with the terms of the Warrant.

                  (iv) The sale of the Initial Convertible Notes and Warrants to each Purchaser hereunder shall constitute a separate sale.

                  2B.      Authorization, Purchase and Sale of the Subsequent
Convertible Notes.

                  (i) VitalStream has duly authorized the issuance and sale, pursuant to the terms of this Agreement, of the Subsequent Convertible Notes. The Subsequent Convertible Notes are, subject to the terms of the Subsequent Convertible Notes, convertible into shares of Common Stock, Series A Preferred, Preferred Equity Securities and Other Company Securities.

                  (ii) Subject to the terms and conditions of this Agreement, at the Subsequent Closing, VitalStream shall issue and sell to each Purchaser and each Purchaser shall purchase from VitalStream (a) a Subsequent Convertible Note in the principal amount equal to the difference between (1) the product of (A) $1,100,000 multiplied by, (B) the percentage set forth opposite such Purchaser's name on Annex 1 attached hereto under the heading "Pro Rata Share of Initial Financing Amount" minus (2) the principal amount of Initial Convertible Notes, if any, purchased by such Purchaser at the Initial Closing, for a price equal to such principal amount and (b) if the Initial Closing is not consummated, for no additional consideration, a Warrant to purchase a number of shares of Common Stock calculated in accordance with the terms of the Warrant.

                  (iii) The sale of each Subsequent Convertible Note and, if applicable, Warrants to each Purchaser hereunder shall constitute a separate sale.

                  2C.      The Closings.

                  (i) The closing (the "Initial Closing") of the issuance, sale and purchase of the Initial Convertible Notes and Warrants under this Agreement shall, subject to the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the Initial Closing (other than conditions with respect to actions the parties hereto will take at the Initial Closing itself), take place at the offices of VitalStream located at One Jenner, Suite 100, Irvine, California 92618 commencing at 9:00 a.m. local time on the Initial Closing Date (or such other date as the parties hereto may mutually determine in writing). At the Initial Closing, VitalStream shall deliver to each Purchaser (a) an instrument evidencing the Initial Convertible Note to be purchased by such Purchaser, payable to such Purchaser or its nominee or registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds, to VitalStream and (b) an instrument evidencing the Warrant to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name.

                  (ii) Subsequent Closing. The closing (the "Subsequent Closing") of the issuance, sale and purchase of the Subsequent Convertible Notes and, if the Initial Closing has not been consummated, Warrants under this Agreement, shall, subject to the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the Subsequent Closing (other than conditions with respect to actions the parties hereto will take at the

Subsequent Closing itself), take place at the offices of VitalStream located at One Jenner, Suite 100, Irvine, California 92618 commencing at 9:00 a.m. local time on the date (the "Subsequent Closing Date" and, together with the Initial Closing Date, the "Closing Dates") of closing of the transactions contemplated by the Asset Purchase Agreement. At the Subsequent Closing (a) if the Initial Closing has been consummated, VitalStream shall deliver to each Purchaser an instrument evidencing the Subsequent Convertible Note to be purchased by such Purchaser, payable to such Purchaser or its nominee or registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds, to VitalStream and (b) if the Initial Closing has not been consummated, VitalStream shall deliver to each Purchaser (1) an instrument evidencing the Subsequent Convertible Note to be purchased by such Purchaser, payable to such Purchaser or its nominee or registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds, to VitalStream and
(2) an instrument evidencing the Warrant to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name.

                  Section 3. Conditions of each Purchaser's Obligations at the Closings.

                  3A.      Conditions of each Purchaser's Obligations at Each
Closing. The obligation of each Purchaser to purchase and pay for the Convertible Notes and Warrants, as the case may be, at each Closing shall be subject to the fulfillment at or prior to such Closing of each of the following conditions, any and all of which may be waived in whole or in part in writing by such Purchaser to the extent permitted by applicable Law:

                  (i) Representations and Warranties; Covenants. The representations and warranties of VitalStream contained in Section 7 hereof shall be true and correct in all material respects at and as of such Closing as though then made and as though such Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except for any representations or warranties made as of a specific date, which shall be true and correct as of such date and except for any representations and warranties which are qualified by materiality, which shall be true and correct in all respects). VitalStream shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with under the terms of this Agreement and the other Transaction Agreements on, prior to, or at such Closing and shall be in compliance with, in all material respects, all of the covenants, obligations and conditions to be complied with under the terms of this Agreement at such Closing.

                  (ii) Consents and Approvals. VitalStream shall have made all filings and shall have obtained and delivered to each Purchaser all permits, authorizations, consents and approvals of any Governmental Entity and/or third party required to be obtained by VitalStream to consummate the transactions contemplated to be consummated at such Closing by this Agreement and the other Transaction Agreements.

                  (iii) Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated under this Agreement or any of the other Transaction Agreements or that would have, or would reasonably be expected to have, a VitalStream Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (iv) Securities Law Compliance. VitalStream shall have made all filings under all applicable federal and state securities Laws necessary to consummate the issuance and sale of the Initial Convertible Notes, Warrants and Underlying Common Stock pursuant to this Agreement in compliance with such Laws.

                  (v) No VitalStream Material Adverse Effect. There shall not have occurred any VitalStream Material Adverse Effect since June 30, 2002.

                  (vi) Asset Purchase Agreement. The Asset Purchase Agreement shall have been executed and delivered by VitalStream, the Buyer, Hosting and Networks. The Asset Purchase Agreement shall be in full force and effect as of such Closing Date and shall not have been amended or modified.

                  (vii) Registration Agreement. The Registration Agreement shall have been executed and delivered by VitalStream and shall be in full force and effect.

                  (viii) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by VitalStream and each of the other parties thereto and shall be in full force and effect.

                  (ix) Guaranty. The Guaranty shall have been executed and delivered by VitalStream and each VitalStream Subsidiary which has any assets and shall be in full force and effect.

                  (x) Opinion of VitalStream's Counsel. Purchasers shall have received an executed copy of the VitalStream Counsel Opinion.

                  (xi) Sale of Convertible Notes and Warrants to each Purchaser. VitalStream shall have simultaneously issued and sold to each Purchaser the Convertible Notes and Warrants, as the case may be, to be purchased by such Purchaser hereunder at such Closing and VitalStream shall have received payment therefore in full.

                  (xii) Closing Documents. VitalStream shall have delivered to each Purchaser all of the following documents:

                           (a) an Officer's Certificate, dated as of such Closing Date, stating that the conditions specified in Section 3A(i) through Section 3A(vi) of this Agreement have been fully satisfied;

                           (b) certified copies of the resolutions duly adopted by VitalStream's Board of Directors authorizing the execution, delivery and performance of this Agreement, the other Transaction Agreements to which it is a party and each of the other agreements contemplated hereby or thereby to which it is a party, the issuance and sale of the Convertible Notes, the issuance and sale of the Warrants, the reservation for issuance of a number of shares of Common Stock sufficient for conversion of the Convertible

         Notes, the reservation for issuance of a number of shares of Common Stock sufficient for exercise of the Warrants and the consummation of all other transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party;

                           (c)      certified copies of the Articles of
         Incorporation and VitalStream's bylaws, each as in effect at such Closing Date;

                           (d) certificate of good standing from the Secretary of State of the State of Nevada dated within ten (10) days of such Closing Date;

                           (e)      copies of all filings, permits,
         authorizations, consents and approvals of any Governmental Entity and/or third party required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements (including, without limitation, all blue sky Law filings); and

                           (f) such other documents relating to the transactions contemplated by this Agreement or the other Transaction Agreements as any Purchaser or its special counsel may reasonably request.

                  (xiii) Proceedings. All corporate and other proceedings taken or required to be taken by VitalStream in connection with the transactions contemplated hereby and by the other Transaction Agreements to be consummated at or prior to such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

                  3B.      Additional Conditions of each Purchaser's Obligations
at the Initial Closing. In addition to each of the conditions set forth in
Section 3A hereof, the obligation of each Purchaser to purchase and pay for the Initial Convertible Notes and Warrants at the Initial Closing shall be subject to the fulfillment at or prior to the Initial Closing of each of the following additional conditions, any and all of which may be waived in whole or in part in writing by such Purchaser to the extent permitted by applicable Law:

                  (i) Payment of the Commitment Fee. VitalStream shall have paid one-third of the aggregate amount of the Commitment Fee to Dolphin.

                  (ii) Payment of Purchasers' Attorneys Fees. VitalStream shall have reimbursed the Purchasers for the fees and expenses of legal counsel incurred by Purchasers in connection with the preparation of this Agreement and the other Transaction Agreements in an amount not to exceed $42,500.

                  3C.      Additional Conditions of each Purchaser's Obligations
at the Subsequent Closing if the Initial Closing has not been Consummated. If the Initial Closing has not been consummated, in addition to each of the conditions set forth in Section 3A hereof, the obligation of each Purchaser to purchase and pay for the Subsequent Convertible Notes and Warrants at the Subsequent Closing shall be subject to the fulfillment at or prior to the Subsequent Closing of each of the following additional conditions, any and all of which may be waived in whole or in part in writing by such Purchaser to the extent permitted by applicable Law:

                  (i) Asset Purchase Agreement. The conditions in Section 7(b) of the Asset Purchase Agreement shall have been satisfied in full (without reliance on any waiver by Hosting) (other than the transfer of the Cash Consideration (as defined in the Asset Purchase Agreement) as contemplated by
Section 7(b)(xiv) of the Asset Purchase Agreement which transfer shall not occur until immediately after VitalStream has received the purchase price for all of the Subsequent Convertible Notes as contemplated by this Agreement), and the transactions contemplated by the Asset Purchase Agreement shall have been consummated immediately prior to the Subsequent Closing in accordance with the terms of the Asset Purchase Agreement.

                  (ii) Payment of the Commitment Fee. VitalStream shall have paid the Commitment Fee to Dolphin in full.

                  (iii) Payment of Purchasers' Attorneys Fees. VitalStream shall have reimbursed the Purchasers for the fees and expenses of legal counsel incurred by Purchasers in connection with the preparation of this Agreement and the other Transaction Agreements in an amount not to exceed $42,500.

                  (iv) Subsequent Closing Documents. VitalStream shall have delivered to each Purchaser an Officer's Certificate, dated as of the Subsequent Closing Date, stating that the conditions specified in Section 3C(i) of this Agreement have been fully satisfied.

                  3D.      Additional Conditions of each Purchaser's Obligations
at the Subsequent Closing if the Initial Closing has been Consummated. If the Initial Closing has been consummated, in addition to each of the conditions set forth in Section 3A hereof, the obligation of each Purchaser to purchase and pay for the Subsequent Convertible Notes at the Subsequent Closing shall be subject to the fulfillment at or prior to the Subsequent Closing of each of the following additional conditions, any and all of which may be waived in whole or in part in writing by such Purchaser to the extent permitted by applicable Law:

                  (i) Consummation of the Initial Closing. The Initial Closing shall have been consummated in accordance with the terms of this Agreement.

                  (ii) No Event of Default. No Event of Default (as defined in the Initial Convertible Notes) shall have occurred and be continuing under the Initial Convertible Notes.

                  (iii) Asset Purchase Agreement. The conditions in Section 7(b) of the Asset Purchase Agreement shall have been satisfied in full (without reliance on any waiver by Hosting) (other than the transfer of the Cash Consideration (as defined in the Asset Purchase Agreement) as contemplated by
Section 7(b)(xiv) of the Asset Purchase Agreement which transfer shall not occur until immediately after VitalStream has received the purchase price for all of the Subsequent Convertible Notes as contemplated by this Agreement), and the transactions contemplated by the Asset Purchase Agreement shall have been consummated prior to the Subsequent Closing in accordance with the terms of the Asset Purchase Agreement.

                  (iv) Payment of the Commitment Fee. VitalStream shall have paid in full any amount of the Commitment Fee to Dolphin which has not been previously paid.

                  (v) Subsequent Closing Documents. VitalStream shall have delivered to each Purchaser an Officer's Certificate, dated as of the Subsequent Closing Date, stating that the conditions specified in Section 3D(i) and Section 3D(iii) of this Agreement have been fully satisfied.

                  Section 4. Conditions of VitalStream's Obligations at the Closings.

                  4A.      Conditions of VitalStream's Obligations at each
Closing. The obligation of VitalStream to issue and sell the Convertible Notes and Warrants, as the case may be, to the Purchasers at each Closing shall be subject to the fulfillment at or prior to such Closing of each of the following conditions, any and all of which may be waived in whole or in part in writing by VitalStream to the extent permitted by applicable Law:

                  (i) Representations and Warranties; Covenants. The representations and warranties of each of the Purchasers contained in Section 9C hereof shall be true and correct in all material respects at and as of such Closing as though then made and as though such Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except for any representations or warranties made as of a specific date, which shall be true and correct as of such date and except for any representations and warranties which are qualified by materiality, which shall be true and correct in all respects). Each Purchaser shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with under the terms of this Agreement on, prior to, or at such Closing.

                  (ii) Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated under this Agreement or any of the other Transaction Agreements or that would have, or reasonably be expected to have, a VitalStream Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (iii) Asset Purchase Agreement. The Asset Purchase Agreement shall have been executed and delivered by VitalStream, the Buyer, Hosting and Networks. The Asset Purchase Agreement shall be in full force and effect as of such Closing Date and shall not have been amended or modified.

                  (iv) Sale of Convertible Notes and Warrants to each Purchaser. Each Purchaser shall have tendered at such Closing the purchase price required under this Agreement to be tendered for the Convertible Notes and Warrants being purchased.

                  (v) Closing Documents. Each Purchaser shall have delivered to VitalStream such documents relating to the transactions contemplated by this Agreement as VitalStream or its special counsel may reasonably request.

                  (vi) Proceedings. All corporate and other proceedings taken or required to be taken by each Purchaser in connection with the transactions contemplated hereby and by the other Transaction Agreements to be consummated at or prior to such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to VitalStream and its special counsel.

                  4B.      Additional Conditions of VitalStream's Obligations at
the Subsequent Closing if the Initial Closing has not been Consummated. If the Initial Closing has not been consummated, in addition to each of the conditions set forth in Section 4A hereof, the obligation of VitalStream to issue and sell the Convertible Notes and Warrants to the Purchasers at the Subsequent Closing shall be subject to the fulfillment at or prior to the Subsequent Closing of the following additional condition, which may be waived in whole or in part in writing by VitalStream to the extent permitted by applicable Law:

                  (i) Asset Purchase Agreement. The conditions in Section 7(a) of the Asset Purchase Agreement shall have been satisfied in full (without reliance on any waiver by Hosting), and the transactions contemplated by the Asset Purchase Agreement shall have been consummated immediately prior to the Subsequent Closing in accordance with the terms of the Asset Purchase Agreement.

                  4C.      Additional Conditions of VitalStream's Obligations at
the Subsequent Closing if the Initial Closing has been Consummated. If the Initial Closing has been consummated, in addition to each of the conditions set forth in Section 4A hereof, the obligation of VitalStream to issue and sell the Subsequent Convertible Notes to the Purchasers at the Subsequent Closing shall be subject to the fulfillment at or prior to the Subsequent Closing of each of the following additional conditions, any and all of which may be waived in whole or in part in writing by VitalStream to the extent permitted by applicable Law:

                  (i) Consummation of the Initial Closing. The Initial Closing shall have been consummated in accordance with the terms of this Agreement.

                  (ii) Asset Purchase Agreement. The conditions in Section 7(a) of the Asset Purchase Agreement shall have been satisfied in full (without reliance on any waiver by Hosting), and the transactions contemplated by the Asset Purchase Agreement shall have been consummated immediately prior to the Subsequent Closing in accordance with the terms of the Asset Purchase Agreement.

                  Section 5. Covenants.

                  5A.      Reservation of Common Stock and Series A Preferred.
VitalStream shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance, directly or indirectly, upon the conversion of the Convertible Notes and exercise of the Warrants, such number of shares of Underlying Common Stock issuable upon the conversion of all outstanding Convertible Notes and exercise of all outstanding Warrants. VitalStream shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred, solely for the purpose of issuance upon the conversion of the Convertible Notes, such number of shares of Series A Preferred issuable upon the conversion of all outstanding Convertible Notes. All shares of Underlying Common Stock or Series A Preferred, as the case may be, which are so issuable shall, when issued, be duly and validly issued, fully paid and non assessable and free from all Taxes and Liens. VitalStream shall take all such actions as may be necessary to assure that all such shares of Underlying Common Stock or Series A Preferred, as the case may be, may be so issued without violation of any applicable Law or Legal Requirement or any requirements of any domestic securities exchange upon which shares of Underlying Common Stock or Series A Preferred, as the case may be, may be listed (except for official notice of issuance which shall be immediately transmitted by VitalStream upon issuance).

                  5B.      Intellectual Property Rights. VitalStream shall
possess and maintain all Intellectual Property Rights necessary to the conduct of its business and own all right, title and interest in and to, or have a valid and enforceable license to use, all such Intellectual Property Rights. VitalStream shall not take any action or fail to take any action which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any Intellectual Property Rights of other Persons.

                  5C.      Restrictive Covenants. In addition to any action
otherwise required by the Articles of Incorporation or applicable Law for so long as any Convertible Notes remain outstanding and, (a) at any time on or prior to the Subsequent Closing Date, for so long as the Underlying Common Stock constitutes at least one (1) percent of VitalStream's outstanding Common Stock and (b) at any time following the Subsequent Closing Date, for so long as the Underlying Common Stock constitutes at least three (3) percent of VitalStream's outstanding Common Stock, VitalStream shall not take any of the following actions without the prior written authorization and approval of the holders of a majority of the principal amount of the Convertible Notes then outstanding.

                  (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its Equity Securities, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

                  (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any of the VitalStream Subsidiaries to redeem, purchase or otherwise acquire, any of VitalStream's or any of the VitalStream Subsidiary's Debt Securities or Equity Securities or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; provided, however (a) the payment of any Indebtedness under any Debt Security of VitalStream or any VitalStream Subsidiary at the time, and in the amounts, such Indebtedness becomes due and payable in accordance with the terms of such Debt Security or the repayment in full of all of the Indebtedness under any Debt Security of VitalStream or any VitalStream Subsidiary with the proceeds of an issuance of Debt Securities by VitalStream or any VitalStream Subsidiary shall not require the consent of the holders of the Convertible Notes under this Section 5C(ii) (notwithstanding the foregoing, for the avoidance of any doubt, this provision shall not negate the obligation of VitalStream to obtain the consent of the holders of the Convertible Notes under Section 5C(xiii) of this Agreement) and (b) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, VitalStream may, at any time and from time to time during any fiscal quarter, redeem shares of Common Stock which are publicly traded and listed on any securities exchange or quoted in the NASDAQ System (including the proposed Bulletin Board Exchange) or the over-the-counter market, for an aggregate purchase price of up to an amount equal to 35% of the consolidated Cash Flow of Vital Stream and the VitalStream Subsidiaries for the prior fiscal quarter of VitalStream if (1) the Board of Directors has determined, in its good faith judgment, that such redemption is fair and in the best interest of all of the securityholders of VitalStream and (2) such redemption has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors;

                  (iii) (a) make, or permit any of the VitalStream Subsidiaries to make, any loans or advances to, guaranties for the benefit of, or Investments in, any Person or business (other than with respect to Wholly-Owned Subsidiaries), (b) acquire, or permit any of the VitalStream Subsidiaries to acquire, any interest in any Person or business (other than with respect to Wholly-Owned Subsidiaries) by a purchase of assets or (c) enter into, or permit any of the VitalStream Subsidiaries to enter into, a joint venture with any Person (other than a Wholly-Owned Subsidiaries), except for (1) advances to employees of an amount not in excess of one month's salary in the Ordinary Course of Business, (2) Investments having a stated maturity no greater than one year from the date such Investment is made in (A) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (B) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million at the time of such Investment, (C) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc. at the time of such Investment or (D) Debt Securities of a Person solely as part of the consummation of an acquisition (whether by a purchase of assets, purchase of stock, merger or otherwise) by VitalStream or any VitalStream Subsidiary of any interest in such Person or such Person's business; provided, that, (i) to the extent required, such acquisition has been approved by the holders of the Convertible Notes under this Section 5C, (ii) at any time prior to the date on which the Dolphin Director has become a member of the Board of Directors, such acquisition and Investment has been approved in writing by Dolphin, (iii) such acquisition and Investment has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors and (iv) such Investment is an amount not greater than $375,000 or (3) Investments, acquisitions of assets or joint ventures (A) in which the pro forma consolidated Average Monthly Cash Flow of the Person or business in which an Investment is made, the assets acquired or the joint venture entity, as the case may be, for the twelve (12) month period immediately following the execution of a definitive agreement relating to such Investment, purchase of assets or joint venture (as determined, (i) at any time prior to the date on which the Dolphin Director has become a member of the Board of Directors, by Dolphin and (ii) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, by the Board of Directors in its good faith judgment) is greater than $0.00 and (B) which constitute an Authorized VitalStream Acquisition Transaction;

                  (iv) merge or consolidate with any Person, or permit any of the VitalStream Subsidiaries to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary), except, at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, for any merger or consolidation (a) in which the pro forma consolidated Average Monthly Cash Flow of the Person with whom VitalStream or any of the VitalStream Subsidiaries will merge or consolidate for the twelve
(12) month period immediately
following the execution of a definitive agreement relating to such merger or consolidation (as determined, (1) at any time prior to the date on which the Dolphin Director has become a member of the Board of Directors, by Dolphin and
(2) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, by the Board of Directors in its good faith judgment) is greater than $0.00 and (b) which constitutes either (1) an Authorized VitalStream Sale Transaction or (2) an Authorized VitalStream Acquisition Transaction;

                  (v) sell, lease or otherwise dispose of, or permit any of the VitalStream Subsidiaries to sell, lease or otherwise dispose of, in the aggregate, more than 17.5% of the consolidated assets of VitalStream and the VitalStream Subsidiaries (computed on the basis of the greater of (a) book value determined in accordance with GAAP consistently applied or (b) Fair Market Value), except for (1) any sale, lease or other disposition of assets in the Ordinary Course of Business, (2) any sale, lease or other disposition of assets required by any Law or Legal Requirement in order to permit VitalStream or any VitalStream Subsidiary to consummate an acquisition (whether by a purchase of assets, purchase of stock, merger or otherwise) of any interest in a Person or such Person's business; provided, that, (A) to the extent required, such acquisition has been approved by the holders of the Convertible Notes under this
Section 5C, (B) at any time prior to the date on which the Dolphin Director has become a member of the Board of Directors, such acquisition has been approved in writing by Dolphin and (C) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, such acquisition has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors or (3) any sale of assets which constitutes an Authorized VitalStream Sale Transaction (for the avoidance of any doubt, the granting of a security interest to a secured lender by VitalStream or any VitalStream Subsidiary in its accounts receivable in connection with the establishment by VitalStream or any VitalStream Subsidiary of a secured credit facility shall not constitute a sale, lease or otherwise disposition of the assets of VitalStream or any VitalStream Subsidiary for purposes of this Section 5C(v));

                  (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), except for any liquidation, dissolution, recapitalization or reorganization effectuated in connection with the consummation of (a) an Authorized VitalStream Sale Transaction or (b) an Authorized VitalStream Acquisition Transaction;

                  (vii) change the nature of the business or operations of VitalStream or any of the VitalStream Subsidiaries or enter into or allow any of the VitalStream Subsidiaries to enter into the ownership, active management or operation of a line of business other than that line of business in which VitalStream and the VitalStream Subsidiaries engage as of the date hereof; provided, however, that VitalStream may continue to employ new technologies and provide new services which either become commonly employed or provided by, or, in the good faith judgment of the management of Vital Stream are reasonably expected to become commonly employed or provided by, Persons engaged in VitalStream's line of business;

                  (viii) become subject to, or permit any of the VitalStream Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any of the VitalStream Subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, VitalStream or any of the VitalStream Subsidiaries or (b) VitalStream's or any of the VitalStream Subsidiaries' right to perform the provisions of this Agreement or any of the other Transaction Agreements (including, without limitation, provisions relating to the payment of principal and interest on the Convertible Notes);

                  (ix) enter into, amend, modify or supplement, or permit any of the VitalStream Subsidiaries to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any of the VitalStream Subsidiaries' officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for (a) customary employment arrangements bonus and benefit programs on reasonable and customary terms, (b) any agreement, amendment, modification or supplement where the amount involved does not exceed $25,000 per annum or (c) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, any agreement, amendment, modification or supplement which is approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by all of the members of the Board of Directors;

                  (x) except as expressly provided herein or in the Asset Purchase Agreement, (a) induce or attempt to induce, or permit any of the VitalStream Subsidiary to induce or attempt to induce, any Holdings Executive Officer to leave the employ of Holdings or any of its Subsidiaries, (b) hire, employ or engage, or permit any of the VitalStream Subsidiary to hire, employ or engage, any Holdings Executive Officer employed or engaged by Holdings or any of its Subsidiaries, (c) hire, employ or engage, or permit any of the VitalStream Subsidiary to hire, employ or engage, any Holdings Executive Officer who has left the employment or engagement of Holdings or any of its Subsidiaries prior to, on or after the date hereof within two (2) years of the termination of such Holdings Executive Officer's employment or engagement with Holdings or any of its Subsidiaries, or (d) in any other way interfere, or permit any of the VitalStream Subsidiary to in any other way interfere, with the employment relationship between Holdings and any of its Subsidiaries, on the one hand, and any Holding's Executive Officer, on the other hand;

                  (xi) increase, or permit any of the VitalStream Subsidiaries to increase, any compensation (including salary, bonuses and other forms of current and deferred compensation), payable to any officer or director of VitalStream or any of the VitalStream Subsidiaries, except where (a) such increase is on reasonable and customary terms, (b) such increase does not involve an amount in excess of $25,000, (c) such officer or director is offered and accepts new, different, or additional employment or responsibilities with VitalStream or any of the VitalStream Subsidiaries or (d) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, such increase is approved by the unanimous written consent of the Board of Directors;

                  (xii) establish or acquire, or permit any of the VitalStream Subsidiaries to establish or acquire, any Subsidiary that is not a Wholly-Owned Subsidiary, except where such Subsidiary is established or acquired as part of the formation of a joint venture and such Subsidiary will be consolidated with VitalStream and the VitalStream Subsidiaries in preparation of the financial statements of VitalStream and the VitalStream Subsidiaries in accordance with GAAP and either (a) the pro forma consolidated Average Monthly Cash Flow of such joint venture entity for the twelve (12) month period immediately following the execution of a definitive agreement relating to such joint venture (as determined, (1) at any time prior to the date on which the Dolphin Director has become a member of the Board of Directors, by Dolphin and
(2) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, by the Board of Directors in its good faith judgment) is greater than $0.00, or (b) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, (1) the establishment or acquisition of such Subsidiary is approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by all of the members of the Board of Directors and (2) the joint venture in connection with which such Subsidiary was established or acquired does not, and will not, require the transfer or contribution by VitalStream or any VitalStream Subsidiary of any assets (including Cash) to such joint venture;

                  (xiii) except as expressly permitted by the Transaction Agreements create, incur, assume or suffer to exist (including as a result of the consummation of an Authorized VitalStream Acquisition Transaction or Authorized VitalStream Sale Transaction in which VitalStream is not the surviving entity), or permit any of the VitalStream Subsidiaries to create, incur, assume or suffer to exist (including as a result of the consummation of an Authorized VitalStream Acquisition Transaction or Authorized VitalStream Sale Transaction in which such VitalStream Subsidiary is not the surviving entity), Indebtedness except for (a) any Indebtedness incurred under capitalized leases entered into in the Ordinary Course of Business or (b) any Indebtedness incurred under one or more commercial bank loans or other credit facilities with one or more commercial banking institutions in an aggregate amount not exceeding $1,000,000 as determined on a consolidated basis; provided, that, with respect to any Indebtedness described in clause (b) above, the Indebtedness evidenced by the Convertible Notes ranks pari passu as to seniority with respect to any Lien granted in any assets of VitalStream or any VitalStream Subsidiary to secure such Indebtedness (other than with respect to any Lien granted in the accounts receivable of VitalStream or any VitalStream Subsidiary after the three-month anniversary of the Subsequent Closing Date);

                  (xiv) create, incur, assume or suffer to exist, or permit any of the VitalStream Subsidiaries to create, incur, assume or suffer to exist, any Liens other than Permitted Liens or Liens incurred in connection with any Indebtedness permitted to be incurred under Section 5C(xiii) of this Agreement;

                  (xv) change its, or permit any VitalStream Subsidiary to change its, fiscal year to a fiscal year ending on a date other than December 31;

                  (xvi) prepay, or permit any of the VitalStream Subsidiaries to prepay, any interest on any Indebtedness or prepay, or permit any of the VitalStream Subsidiaries to prepay, any principal on any Indebtedness; provided, however, the payment of any Indebtedness of VitalStream or any VitalStream Subsidiary at the time, and in the amounts, such Indebtedness becomes due and payable in accordance with the terms of the Debt Security evidencing such Indebtedness or the repayment in full of all of such Indebtedness with the proceeds of an issuance of Debt Securities by VitalStream or any VitalStream Subsidiary shall not require the consent of the holders of the Convertible Notes under this Section 5C(xvi) (notwithstanding the foregoing, for the avoidance of any doubt, this provision shall not negate the obligation of VitalStream to obtain the consent of the holders of the Convertible Notes under Section 5C(xiii) of this Agreement);

                  (xvii) amend or modify, or permit any of the VitalStream Subsidiaries to amend or modify, any stock option plan or employee stock ownership plan as in existence as of the Initial Closing (or if no Initial Closing has occurred, the Subsequent Closing), except any amendments or modifications made with the consent of the majority of the outstanding Common Stock and Underlying Common Stock (voting together as a single class); adopt, or permit any of the VitalStream Subsidiaries to adopt, any new stock option plan or employee stock ownership plan or issue, or permit any of the VitalStream Subsidiaries to issue, any shares of Common Stock to its or any of the VitalStream Subsidiaries' employees, other than, in each case, (a) options, warrants and other rights to acquire Common Stock outstanding on the Initial Closing Date, or if the Initial Closing has not been consummated, the Subsequent Closing Date, (b) shares of Common Stock issued pursuant to any stock option plan or employee stock ownership plan in existence as of the Initial Closing (or if no Initial Closing has occurred, the Subsequent Closing), (c) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, with the approval in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors, shares of capital stock issued by VitalStream to its employees for bona fide capital raising purposes or
(d) at any time after the date on which the Dolphin Director becomes a member of the Board of Directors and, for so long as any Convertible Notes remain outstanding, continues to be a member of the Board of Directors, with the approval in writing, or by the vote at a duly-called meeting of the Board of Directors, by all of the members of the Board of Directors;

                  (xviii) within 60 days of the Subsequent Closing Date, use the proceeds from the sale of the Convertible Notes and Warrants other than for
(a) working capital and general corporate purposes, (b) the $250,000 payment contemplated by Section 2(c)(i) of the Asset Purchase Agreement, (c) fees and expenses, not exceeding $42,500, payable pursuant to Section 9A of this Agreement, (d) legal and accounting fees and expenses, not exceeding $125,000, of VitalStream's counsel and auditors in connection with the transactions contemplated by the Asset Purchase Agreement and this Agreement (including expenses not to exceed $25,000 to be paid in connection with the preparation of the Hosting Audited Financial Statements (as defined in the Asset Purchase Agreement)), (e) fees not in excess of $100,000 to be paid to The Seidler Companies Incorporated, (f) capital expenditures, not exceeding $50,000 for routers and switches, and (g) any acquisition, merger or Investment (including expenses and fees) which does not require the approval of the holders of the Convertible Notes under this Section 5C;

                  (xix) except as expressly contemplated by the Asset Purchase Agreement or the Transaction Agreements, make any amendment to the Articles of Incorporation or VitalStream's bylaws, or file any resolution of the Board of Directors with the Nevada Secretary of State containing any provisions, which would increase the number of authorized shares of the Common Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Convertible Notes, Warrants, Series A Preferred or Underlying Common Stock under this Agreement, the Articles of Incorporation, VitalStream's bylaws or the other Transaction Agreements;

                  (xx) except as expressly contemplated by the Transaction Agreements, authorize, issue or create, or enter into any agreement providing for the issuance (contingent or otherwise) of, any Equity Securities which are senior to or on parity with the Series A Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise other than Equity Securities that are on parity with the Series A Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise that have terms that are identical to the terms of the Series A Preferred (other than the conversion price of such Equity Securities); or

                  (xxi) issue, or enter into any agreement providing for the issuance (contingent or otherwise) of, any shares of Series A Preferred other than upon conversion of the Convertible Notes.

For purposes of this Section 5C only, at any time during the period beginning on the date on which the Dolphin Director becomes a member of the Board of Directors and ending on the date on which the Dolphin Director is no longer entitled to be a member of the Board of Directors pursuant to the terms of the Investor Rights Agreement, if no individual is serving as a member of the Board of Directors in the capacity of the Dolphin Director, VitalStream shall have the right to deliver written notice (the "Dolphin Director Notice") to the Dolphin Holders (as defined in the Investor Rights Agreement) requesting that the Dolphin Holders designate an individual to nominated as the Dolphin Director. If the Dolphin Holders do not submit a nominee to serve as the Dolphin Director in writing to VitalStream within ten (10) business days after receipt by the Dolphin Holders of the Dolphin Director Notice, then the Dolphin Director shall be deemed to be a member of the Board of Directors (regardless of whether an individual is actually serving in such capacity).

                  5D.      Compliance with Agreements. VitalStream shall perform
and observe all of its obligations to each holder of Convertible Notes, Warrants and Underlying Common Stock as set forth in this Agreement, each of the other Transaction Agreements, the Convertible Notes and the Warrants.

                  5E.      Current Public Information. VitalStream shall file
all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to
(i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the

Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission; provided, however, that the foregoing provision shall not be interpreted to require the VitalStream to file a registration statement on Form S-2 or S-3 other than as may be required pursuant to the Registration Agreement. Upon the request of the holders of a majority of the Underlying Common Stock, VitalStream will deliver to such holders a written statement as to whether it has complied with such requirements.

                  5F.      Information Rights. VitalStream shall deliver to
Dolphin Fund II, so long as (a) at any time on or prior to the Subsequent Closing Date, the Underlying Common Stock constitutes at least one percent of VitalStream's outstanding Common Stock and (b) at any time following the Subsequent Closing Date, the Underlying Common Stock constitutes at least three percent of VitalStream's outstanding Common Stock, each monthly, quarterly and annual internally prepared financial statement and budget reporting packages delivered to the Board of Directors.

                  5G.      Public Disclosures. VitalStream shall not disclose
any Purchaser's name or identity as a stockholder of VitalStream in any press release or other public announcement or in any document or material filed with any Governmental Entity, without the prior written consent of such Purchaser, unless (i) such disclosure is required by applicable Law, in which case VitalStream shall use its best efforts to permit Purchaser to review and comment upon the form and substance of such disclosure, or (ii) such disclosure has previously been reported in any document or material filed with any Governmental Entity by either VitalStream or such Purchaser.

                  5H.      Post-Closing Certifications and Deliveries. Within
ten (10) days of the Subsequent Closing Date, VitalStream shall deliver to each of the Purchasers a list identifying, as of the Closing Date, each of the stockholders of record of the Company and the number of shares of Common Stock held by such stockholders of record, together with a certification executed by an officer of VitalStream certifying that, except as set forth on such list, there were no shares of Common Stock issued or outstanding on the Subsequent Closing Date.

                  Section 6. Nature of Restricted Securities; Transfer of Restricted Securities; General Transfer Procedure.

                  6A.      General Provisions.

                  (i) Each Purchaser acknowledges and agrees that the Convertible Notes and Warrants it is purchasing and the Underlying Common Stock are characterized as "restricted securities" under the federal securities Laws inasmuch as they are being acquired from VitalStream in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances as set forth in this Section 6. In the absence of an effective registration statement covering such securities or an available exemption from registration under the Securities Act, the Convertible Notes, Warrants and Underlying Common Stock must be held indefinitely. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about VitalStream be available to the public.

                  (ii) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rules may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission if the exemption from registration under such rule is available and (c) subject to the conditions specified in Section 6B below, any other legally available means of transfer.

                  (iii) In addition to the restrictions set forth above, each Purchaser acknowledges and agrees that the Convertible Notes may only be transferred in increments of a minimum of $100,000 and $1,000 increments in excess thereof.

                  6B.      Opinion Delivery. In connection with the transfer of
any Restricted Securities (other than a transfer described in Section 6A(i) or Section 6A(ii) above), the holder thereof shall deliver written notice to VitalStream describing in reasonable detail the transfer or proposed transfer, together with an opinion of legal counsel which is knowledgeable in securities Law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the transferring holder delivers to VitalStream an opinion of such legal counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, VitalStream shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 9C(ii) of this Agreement. If VitalStream is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to VitalStream in writing its agreement to be bound by the Investor Rights Agreement and the conditions contained in this Section 6 and Section 9C(ii) of this Agreement.

                  6C.      Rule 144A. Notwithstanding any provision of this
Agreement to the contrary, upon the request of the holders of a majority of the Underlying Common Stock, VitalStream shall promptly supply to such holders or their prospective transferees all information regarding VitalStream required to be delivered in connection with a transfer pursuant to Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  6D.      Legend Removal. If any Restricted Securities become
eligible for sale pursuant to Rule 144(k) adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or an effective registration statement under the Securities Act, VitalStream shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 9C(ii) of this Agreement from the certificates for such Restricted Securities.

                  Section 7. Representations and Warranties of VitalStream. As a material inducement to the Purchasers to enter into this Agreement and purchase the Convertible Notes and Warrants hereunder, VitalStream hereby represents and warrants to each of the Purchasers that the statements contained in this Section 7 are correct and complete as of the date hereof (or on the date as of which they are made, in the case of any representation or warranty which specifically relates to an earlier date).

                  7A.      Approval and Consents; Authorization; No Breach.
VitalStream has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the execution, delivery and performance by VitalStream of this Agreement and each of the other Transaction Agreements to which VitalStream is a party, have been duly authorized by VitalStream. Each of this Agreement and the other Transaction Agreements to which VitalStream is a party constitutes a valid and binding obligation of VitalStream enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity) including those limiting the enforceability of indemnification provisions. Except as set forth on Schedule 7A attached hereto, the execution and delivery by VitalStream of this Agreement and the other Transaction Agreements to which VitalStream or the Buyer is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by VitalStream or the Buyer do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in the violation of, (iii) result in the creation of any Lien upon the capital stock or assets of VitalStream or any VitalStream Subsidiary pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity pursuant to, (A) the charter documents or bylaws of VitalStream or any VitalStream Subsidiary, (B) to the Knowledge of VitalStream, any Law or Legal Requirement to which VitalStream or any VitalStream Subsidiary is subject, or (C) to the Knowledge of VitalStream any material agreement, instrument, order, judgment or decree to which VitalStream or any VitalStream Subsidiary is subject.

                  7B.      Capital Stock and Related Matters.

                  (i) The authorized capital stock of VitalStream shall consist of (a) 290,000,000 shares of Common Stock, 24,488,933 of which shares of Common Stock shall be issued and outstanding and (b) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. As of the date hereof, VitalStream does not have outstanding any Equity Securities, except as set forth on Schedule 7B attached hereto. Except as required by the Articles of Incorporation, as of each Closing, VitalStream shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities. As of each Closing, all of the outstanding shares of VitalStream's capital stock shall be validly issued, fully paid and nonassessable. If the Initial Closing is consummated, immediately following the Initial Closing, the Common Stock issuable upon the (1) conversion of the Initial Convertible Notes shall represent 4.4% of the sum of (A) the number of shares of Common Stock issuable upon conversion of the Initial Convertible Notes plus (B) the number of shares of Fully Diluted Common Stock and (2) exercise of the Warrants shall represent 2.376% of the sum of (A) the number of shares of Common Stock issuable upon exercise of the Warrants plus (B) the number of shares of Fully Diluted Common Stock. If the Initial Closing is consummated, immediately following the Subsequent Closing, the Common Stock issuable upon the conversion of the Initial Convertible Notes and the Subsequent Convertible Notes shall represent 13.2% of the sum of (A) the number of shares of Common Stock issuable upon conversion of the Initial Convertible Notes and the Subsequent Convertible Notes plus (B) the number of shares of Fully Diluted Common Stock. If the Initial Closing is not consummated, immediately following the Subsequent Closing, the Common Stock issuable upon the
(1) conversion of the Subsequent Convertible Notes shall represent 13.2% of the sum of (A) the number of shares of Common Stock issuable upon conversion of the Subsequent Convertible Notes plus (B) the number of shares of Fully Diluted Common Stock and (2) exercise of the Warrants shall represent 2.376% of the sum of (A) the number of shares of Common Stock issuable upon exercise of the Warrants plus (B) the number of shares of Fully Diluted Common Stock.

                  (ii)     Except as set forth in Schedule 7B attached hereto,
(i) as of the date of the stockholder list attached as part of Schedule 7B attached hereto, no person owns of record, or to VitalStream's Knowledge is known to own of record, any Equity Securities of VitalStream or any VitalStream Subsidiary; (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire Equity Securities of VitalStream or any VitalStream Subsidiary is authorized or outstanding; (iii) there is no commitment of VitalStream or any VitalStream Subsidiary to issue shares, subscriptions, warrants, options, convertible securities, or other such rights (contingent or otherwise) or to distribute to holders of any of its Equity Securities or Debt Securities any evidence of indebtedness or assets. Except as provided for in the Articles of Incorporation, or as set forth in Schedule 7B attached hereto, neither VitalStream nor any VitalStream Subsidiary has any obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its Equity Securities or Debt Securities or any interest therein or to pay any dividend or make any other distribution is respect thereof. Immediately prior to each Closing, other than the Investor Rights Agreement and the AKKAD Agreement, there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any Debt Securities or Equity Securities of VitalStream or any VitalStream Subsidiary (whether or not VitalStream or any VitalStream Subsidiary is a party thereto). All of the outstanding Debt Securities and Equity Securities of VitalStream and each VitalStream Subsidiary were issued in compliance with all applicable federal and state securities Laws.

                  (iii) Other than as set forth in the Investor Rights Agreement, there are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Convertible Notes, Warrants or Underlying Common Stock. VitalStream has not violated any applicable securities Laws in connection with the offer, sale or issuance of any of its capital stock, and (subject to the accuracy of the representations, acknowledgements and agreements contained in Section 9C of this Agreement) the offer, sale and issuance of the Convertible Notes or Warrants hereunder or the issuance of the Underlying Common Stock upon conversion of the Notes or exercise of the Warrants do not require registration under the Securities Act or any applicable state securities Laws. To VitalStream's Knowledge, other than the Investor Rights Agreement and the AKKAD Agreement, there are no agreements between VitalStream's stockholders with respect to the voting or transfer of VitalStream's capital stock or with respect to any other aspect of VitalStream's affairs other than as set forth in the Articles of Incorporation.

                  7C.      Issuance and Commitment of the Convertible Notes and
Warrants. The issuance, sale and delivery of the Convertible Notes and Warrants in accordance with this Agreement and the issuance of the Underlying Common Stock upon conversion of the Convertible Notes and exercise of the Warrants, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of VitalStream. The Convertible Notes and Warrants, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens, and not subject to any preemptive rights. Subject to the accuracy of the representations, acknowledgements and agreements made by each Purchaser in this Agreement, the offer and sale of the Convertible Notes and Warrants and the issuance of the Underlying Common Stock upon conversion of the Convertible Notes and exercise of the Warrants to each Purchaser will be in compliance with all applicable Laws.

                  7D.      Investment Company. Neither VitalStream nor any of
the VitalStream Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940.

                  7E.      Margin Securities. Neither VitalStream nor any of the
VitalStream Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board, and no part of the proceeds realized from the sale of the Convertible Notes shall be used to buy or carry any such margin securities or used in violation of Regulations T, U or X.

                  7F.      Representations and Warranties of VitalStream in the
Asset Purchase Agreement. The representations and warranties of VitalStream contained in Section 4 of the Asset Purchase Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, VitalStream pursuant to the Asset Purchase Agreement shall be true, correct and complete in all respects as of the date hereof (or on the date as of which they are made, in the case of any representation or warranty which specifically relates to an earlier date).

                  Section 8. [Intentionally Deleted].

                  Section 9. Miscellaneous.

                  9A.      Commitment Fee; Expenses.

                  (i) VitalStream shall pay to Dolphin Partners a commitment fee (the "Commitment Fee") in an amount equal to $25,000 as follows
(A) if VitalStream has elected to consummate the Initial Closing pursuant to
Section 2C(i) of this Agreement, one-third of the Commitment Fee shall be paid at the Initial Closing and the remaining two-thirds of the Commitment Fee shall be paid at the Subsequent Closing and (B) if VitalStream has not elected to consummate the Initial Closing pursuant to Section 2C(i) of this Agreement, the aggregate amount of the Commitment Fee shall be paid in full at the Subsequent Closing. The Commitment Fee shall be payable in shares of Common Stock (which shall not be registered under the Securities Act) in an amount equal to $25,000 divided by the Market Price of the Common Stock as determined as of the day three (3) days prior to the Closing Date at which the Commitment Fee is to be paid. Notwithstanding the foregoing, if any fractional interest in a share of Common Stock would be deliverable upon the payment of the Commitment Fee, VitalStream, in lieu of delivering the fractional share therefor, shall pay an amount in cash to Dolphin Partners equal to the Market Price of such fractional interest of Common Stock.

                  (ii) VitalStream shall pay, and hold the Purchasers harmless against Liability for the payment of, (a) the fees and expenses of their special counsel arising in connection with their due diligence review of VitalStream, the negotiation and execution of this Agreement and each of the other Transaction Agreements (other than the Asset Purchase Agreement) and the consummation of the transactions contemplated hereby and thereby (provided, VitalStream shall not be required to pay in excess of $42,500 pursuant to this
Section 9A(ii)(a)) and (b) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or any the other Transaction Agreements (other than the Asset Purchase Agreement). VitalStream shall pay, and hold each Purchaser and each holder of a Convertible Note, a Warrant or Underlying Common Stock harmless against Liability for the payment of, (1) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Convertible Notes or Warrants, any share of Common Stock issuable upon conversion of a Convertible Note or any share of Common Stock issuable upon exercise of a Warrant, (2) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement or any the other Transaction Agreements (other than the Asset Purchase Agreement), and (3) the reasonable fees and expenses incurred by each such Person in any filing with any Governmental Entity with respect to its Investment in VitalStream or in any other filing with any Governmental Entity with respect to VitalStream which mentions such Person.

                  9B.      Remedies; Survival of Representations, Warranties and
Covenants; Indemnification.

                  (i) Each holder of Convertible Notes, Warrants or Underlying Common Stock shall have all rights and remedies set forth in this Agreement, and the other Transaction Agreements for the benefit of each such holder and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any Law. Any Person having any rights under any provision of this Agreement or any other Transaction Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or any other Transaction Agreement and to exercise all other rights granted by Law. The following indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any holder of Convertible Notes, Warrants or Underlying Common Stock may have for breach of representation, warranty or covenant with respect to VitalStream or any VitalStream Subsidiary or the transactions contemplated by this Agreement; provided, however, that no provision of this Agreement shall negate any limitation on remedies as agreed among the parties to, and set forth in, the Asset Purchase Agreement with respect to any breach of any provision of the Asset Purchase Agreement.

                  (ii) The representations and warranties set forth in this Agreement shall survive each Closing (a) with respect to the matters covered by the representations and warranties contained in Section 7A, and Section 7B of this Agreement and Section 4(m), Section 4(o) and Section 4(r) of the Asset Purchase Agreement, until sixty (60) days after the expiration of all applicable statute of limitations (including all periods of extension, whether automatic or permissive) and (b) in the case of all other representations and warranties and any covenant or agreement contained in this Agreement to be performed on or prior to a Closing Date, until the date which is nine (9) months after such Closing Date.

                  (iii) In consideration of each Purchaser's execution and delivery of this Agreement and acquiring the Convertible Notes and Warrants hereunder and in addition to all of VitalStream's and the Buyer's other obligations under this Agreement and the other Transaction Agreements, VitalStream agrees to indemnify on an after-tax basis and defend, protect and hold harmless each Purchaser and its Affiliates and each of their respective directors, officers, employees, stockholders, members, partners, agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), successors and assigns (collectively, the "Indemnitees") from and against any and all Claims, costs, damages, deficiencies, expenses (including interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any Claim, default or assessment), fees, fines, Liabilities, losses and penalties (hereinafter individually, a "Loss" and collectively, "Losses") which, directly or indirectly, arise out of, result from or relate to (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought): (a) any facts or circumstances which constitute a misrepresentation or breach by VitalStream or any VitalStream Subsidiary of any representation, warranty or covenant set forth in this Agreement (including any annex, exhibit or schedule attached hereto), any other Transaction Agreement or in any instrument or document delivered by VitalStream or the Buyer pursuant to this Agreement or (b) any non-fulfillment or breach of any covenant or agreement of VitalStream or any VitalStream Subsidiary set forth in this Agreement or any other Transaction Agreement. To the extent that the foregoing undertakings by VitalStream or the Buyer may be unenforceable for any reason, VitalStream and the Buyer shall make the maximum contribution to the payment and satisfaction of the Losses described above incurred by any Indemnitee which is permissible under applicable Law.

                  9C.      Purchaser's Representations; Legends.

                  (i)      Purchaser's Representations.

                           (a) Authorization. Each Purchaser hereby represents that it has full power and authority to enter into this Agreement and the Transaction Agreements, and this Agreement and the Transaction Agreements constitute its valid and legally binding obligations, enforceable in accordance with their respective terms.

                           (b) Disclosure of Information. Each Purchaser hereby represents that it has received and reviewed the information about VitalStream and the VitalStream Subsidiaries that it has requested and represents that it has had an opportunity to ask questions and receive answers from VitalStream and the Buyer regarding the terms and conditions of the offering of the Convertible Notes and Warrants and the business, properties, prospects and financial condition of VitalStream and the VitalStream Subsidiaries that it has requested. The foregoing, however, does not limit or modify the representations and warranties of VitalStream and the Buyer in Section 7 of this Agreement or the right of the Purchasers to rely thereon.

                           (c) Investment Experience. Each Purchaser hereby represents that it is able to fend for itself, can bear the economic risk of its Investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Investment in the Convertible Notes, Warrants and Underlying Common Stock. If other than an individual, such Purchaser also represents it has not been organized for the purpose of acquiring the Convertible Notes, Warrants or Underlying Common Stock.

                           (d)      Accredited Investor. Except as set forth on
         Schedule 9C attached hereto, each Purchaser hereby represents that it is an "institutional investor," as that term is used in the definition of "Dealer" under Section 359-e of the New York Fraudulent Practices Act, as presently in effect.

                           (e) Investment Intent; Own Account. Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of Investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities to its Affiliates or in compliance with the provisions of Section 6 of this Agreement. Each Purchaser further represents that such Purchaser does not have any contract, undertaking or agreement with any Person to sell, transfer or grant participations to such Person or to any other Person with respect to the Restricted Securities.

                           (f) Residence; Domicile. Each Purchaser hereby represents and warrants that the principal office of such Purchaser is located at the address set forth with respect to such Purchaser on Annex 1 attached hereto.

                           (g) Ownership of VitalStream. Dolphin Fund II hereby represents and warrants that, as of the date hereof, Dolphin Fund II and its Affiliates, together with each of Holdings, Networks and Hosting and each of their respective Affiliates own less than 5% of the outstanding Common Stock in the aggregate.

                  (ii) Legends. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD,

         TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF JANUARY 15, 2003, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND THE OTHER PARTIES REFERRED TO THEREIN, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER 26, 2002, AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY REFERRED TO THEREIN, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  9D.      Entire Agreement. This Agreement, the other
Transaction Agreements and the other agreements and instruments referred to herein and therein contain the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way (including the Original Note Purchase Agreement).

                  9E.      Successors and Assigns. Except as otherwise expressly
provided herein or therein, all covenants and agreements contained in this Agreement or any other Transaction Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement or any other Transaction Agreement which are for any Purchaser's benefit as a purchaser or holder of Convertible Notes, Warrants or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Convertible Notes, Warrants or Underlying Common Stock.

                  9F.      Counterparts. This Agreement or any other Transaction
Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  9G.      Descriptive Headings; Interpretation. Section
headings used in this Agreement or in any other Transaction Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement. The use of the word "including" or any variation or derivative thereof in this Agreement or in any other Transaction Agreement is by way of example rather than by limitation.

                  9H.      Notices; Business Days. All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement or any other Transaction Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice, demand or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to (i) each Purchaser at the address indicated for such Purchaser on Annex 1 attached hereto, (ii) any other holder of a Convertible Note, Warrant or Underlying Common Stock at the address set forth in VitalStream's records and
(iii) VitalStream at the address indicated below:

                           One Jenner, Suite 100
                           Irvine, California 92618
                           Facsimile: (949)453-8686
                           Attention: Philip N. Kaplan, Chief Operating Officer

                           with a copy (which shall not constitute notice to VitalStream) to:

                           Stoel Rives LLP
                           201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111
                           Facsimile: (801)578-6999
                           Attention: Bryan T. Allen, Esq.

or to such other address, to the attention of such other Person and/or with such other copy or copies as the recipient party has specified by prior written notice to the sending party. If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or legal holiday in the State of New York (any other day being a "business day"), such time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

                  9I.      Consent to Amendments and Waivers. Except as
otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against VitalStream or the holders of the Convertible Notes, Warrants or Underlying Common Stock unless such modification, amendment or waiver is approved in writing by (i) VitalStream, in the case of any amendment, modification or waiver affecting the rights and interests VitalStream, (ii) in the case of any amendment, modification or waiver affecting the rights and interests of the holders of the Initial Convertible Notes, Warrants or Underlying Common Stock under this Agreement, the holders of a majority of the Underlying Common Stock with respect to such Initial Convertible Notes, Warrants or Underlying Common Stock and (iii) in the case of any amendment, modification or waiver affecting the rights and interests of any holder of Subsequent Convertible Notes or any Person listed on Annex 1 as obligated to purchase Subsequent Convertible Notes, the holders of a majority of the Underlying Common Stock with respect to such Subsequent Convertible Notes. Notwithstanding the foregoing, without the consent of any other Person, VitalStream may restate Annex 1 attached hereto to (a) add additional Persons who purchase Convertible Notes hereunder and execute and deliver a counterpart signature page to this Agreement or (b) change the addresses for notice to any Person at such Person's request. No other course of dealing between VitalStream and the holder of any Convertible Notes, Warrants or Underlying Common Stock or any delay in exercising any rights under this Agreement or any of the other Transaction Agreements shall operate as a waiver of any rights of any such holder. For purposes of this Agreement, Convertible Notes, Warrants or Underlying Common Stock held by VitalStream or any of the VitalStream Subsidiaries shall not be deemed to be outstanding. This Agreement shall amend and restate the Original Note Purchase Agreement in its entirety and become effective immediately upon the execution of this Agreement by each of the Parties hereto. The parties hereto hereby acknowledge and agree that (A) references to the "Convertible Promissory Note and Warrant Purchase Agreement", "Note Purchase Agreement" or "Note and Warrant Purchase Agreement, as the case may be, in each of the Transaction Agreements shall be to this Agreement (as amended and modified from time to time) and (B) references to the "Asset Purchase Agreement" in each of the Transaction Agreements shall be to the Asset Purchase Agreement (as defined herein) (as amended and modified from time to time).

                  9J.      Severability. Whenever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or any other Transaction Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or such other Agreement.

                  9K.      No Strict Construction. The parties hereto have
participated jointly in the negotiation and drafting of this Agreement and the other Transaction Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Agreements shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the schedules attached hereto (or, as applicable, to the Asset Purchase Agreement) shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the schedule attached hereto identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

                  9L.      Incorporation of Annexes, Schedules and Exhibits. The
annexes, schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  9M.      Registered Holders; Ownership. As used in this
Agreement and each of the other Transaction Agreements, references to a "holder" of Convertible Notes, Warrants or Underlying Common Stock shall mean the registered holder of such Convertible Notes, Warrants or Underlying Common Stock as set forth in VitalStream's records. For purposes of this Agreement and each of the other Transaction Agreements, all holdings of Convertible Note, Warrants and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and each of the other Transaction Agreements.

                  9N.      Consideration for Warrants and Notes. The Purchasers
and VitalStream acknowledge and agree that (i) the fair market value of all of the Warrants (the "Aggregate Warrant Value") issued hereunder shall be an amount equal to the product of is (a) $0.055 multiplied by (b) the aggregate Warrant Share Amount (as defined in the Warrant) and (ii) the fair market value of all of the Convertible Notes issued hereunder is $1,100,000 minus the Aggregate Warrant Value. Each Purchaser and VitalStream shall file their respective federal, state and local Tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any Taxing authority.

                  9O.      Understanding Among the Purchasers. The determination
of each Purchaser to purchase the Convertible Notes and Warrants pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of VitalStream and the VitalStream Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

                  9P.      GOVERNING LAW. TO THE EXTENT APPLICABLE, THE
CORPORATE LAW OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF VITALSTREAM AND ITS SECURITYHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ANY OF THE OTHER

TRANSACTION AGREEMENTS AND THE ANNEXES, EXHIBITS AND SCHEDULES HERETO AND THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION AGREEMENTS (AND ALL ANNEXES, SCHEDULES AND EXHIBITS HERETO AND THERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  9Q.      JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS
BROUGHT AGAINST VITALSTREAM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK CITY, NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS TO WHICH THEY ARE A PARTY, VITALSTREAM AND EACH HOLDER OF CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK, ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS. VITALSTREAM AND EACH HOLDER OF CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK HEREBY WAIVE ANY CLAIM THAT NEW YORK CITY, NEW YORK IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

                  9R.      WAIVER OF RIGHT TO JURY TRIAL. VITALSTREAM AND EACH
HOLDER OF CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any of the other Transaction Agreements or the validity, protection, interpretation, collection or enforcement hereof or thereof; AND VITALSTREAM HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF in connection with any such litigation, irrespective of the nature of such setoff except to the extent that the failure so to assert any such setoff would permanently preclude the prosecution of or recovery upon same. VITALSTREAM AGREES THAT THIS SECTION 9R IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION AGREEMENTS AND ACKNOWLEDGES THAT EACH HOLDER OF CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK WOULD NOT HAVE ENTERED INTO THIS AGREEMENT OR MADE AN

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INVESTMENT HEREUNDER IF THIS SECTION 9R WERE NOT PART OF THIS AGREEMENT AND THE
OTHER TRANSACTION AGREEMENTS.

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Convertible Note and Warrant Purchase Agreement as of the date first written above.

                              COMPANY:

                              VITALSTREAM HOLDINGS, INC.

                              By:/s/ Paul Summers
                                 -----------------------------------------------
                                 Name:  Paul Summers
                                 Title: President and Chief Executive Officer

                              PURCHASERS:

                              DOLPHIN COMMUNICATIONS FUND II, L.P.

                              By:   Dolphin Communications II, L.P.,
                                    Its General Partner

                              By:   Dolphin Communications, L.L.C.,
                                    Its General Partner

                                    By:/s/ Richard Brekka
                                       -----------------------------------------
                                       Name:  Richard J. Brekka
                                       Title: President

                              DOLPHIN COMMUNICATIONS PARALLEL FUND
                              II (NETHERLANDS), L.P.

                              By:   Dolphin Communications II, L.P.,
                                    Its General Partner

                              By:   Dolphin Communications, L.L.C.,
                                    Its General Partner

                                    By:/s/ Richard Brekka
                                       -----------------------------------------
                                       Name:  Richard J. Brekka
                                       Title: President